Exhibit 23.1

Consent of Marcum LLP

Consent of Independent Registered Public Accounting Firm

Board of Directors

Vapor Corp.

We consent to the incorporation by reference in this Registration Statement of Vapor Corp. on Form S-8 of our report dated March 29, 2013, with respect to our audits of the consolidated financial statements of Vapor Corp. as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011 appearing in the Annual Report on Form 10-K of Vapor Corp. for the year ended December 31, 2012.

/s/ Marcum LLP

Marcum LLP

New York, New York

May 24, 2013